UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Entry into a Credit and Security Agreement

On April 6, 2017, RESI TL1 Borrower, LLC (the “Borrower”), an indirect wholly owned subsidiary of Altisource Residential Corporation (the “Company”), entered into a credit and security agreement (the “Term Loan Agreement”) with American Money Management Corporation (the “Agent”), as Agent, on behalf of Great American Life Insurance Company and Great American Insurance Company as initial lenders, and each other lender added from time to time as a party to the Term Loan Agreement (collectively, the “Lenders” and each, a “Lender”).

Pursuant to the Term Loan Agreement, the Borrower borrowed $100.0 million to finance the ownership and operation of single-family rental properties (the “Term Loan”). The Term Loan Agreement has a maturity date of April 6, 2022 and a fixed interest rate of 5.00%.

Approximately $73.6 million of the Term Loan Agreement proceeds were used to pay down other existing borrowings of the Company.

The Term Loan Agreement requires that the Borrower comply with various affirmative and negative covenants that are customary for loans of this type including, without limitation, reporting requirements to the Agent; maintenance of minimum levels of liquidity, indebtedness and tangible net worth; limitations on sales and dispositions of the properties collateralizing the Term Loan Agreement and various restrictions on the use of cash generated by the operations of the properties while the Term Loan is outstanding. The Term Loan Agreement also includes customary events of default, the occurrence of which would allow the Lenders to accelerate payment of all amounts outstanding thereunder. The Term Loan is non-recourse to the Company and is secured by a lien on the membership interests of the Borrower and the properties and other assets of the Borrower. The assets of the Borrower are the primary source of repayment and interest on the Term Loan, thereby making the cash proceeds received by the Borrower from rent payments and any sales of the underlying properties the primary sources of the payment of interest and principal by the Borrower to the Lenders. The Company has limited indemnification obligations for wrongful acts taken by the Borrower and RESI TL1 Pledgor, LLC, the sole member of the Borrower, in connection with the secured collateral.

The foregoing description of the Term Loan Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Term Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment No.1 to Amended and Restated Loan and Security Agreement with Nomura

On April 6, 2017, the Company, acting through its subsidiaries, amended and extended its existing $250.0 million loan and security agreement (the “April 2016 Facility” and, as newly amended, the “Amended Nomura Facility”) with Nomura Corporate Funding Americas, LLC (“Nomura”) through the entry into Amendment No.1 to the Amended and Restated Loan and Security Agreement (the “Amendment Agreement”). Under the Amendment Agreement, the Company and Nomura:

•	extended the termination date of the facility by one year to April 5, 2018;

•
retained a maximum aggregate borrowing amount of $250.0 million and increased the uncommitted maximum borrowing amount to $100.0 million, which is available to the Company subject to the Company meeting certain eligibility requirements; and

•	removed the exit fee requirement upon early repayment.

Prior to the entry into the Amendment Agreement, an aggregate of approximately $144.5 million was outstanding under the April 2016 Facility. The Company used a portion of the proceeds from the Term Loan Agreement to pay down a portion of the Amended Nomura Facility and, upon such payment, an aggregate of approximately $109.6 million remained outstanding under the Amended Nomura Facility.

The obligations of the Company’s subsidiaries under the Amendment Agreement continue to be fully guaranteed by the Company pursuant to the original Guaranty (the “Guaranty”) made by the Company in favor of Nomura with respect to the original loan and security agreement between the Company and Nomura dated April 10, 2015 (the “Original Facility”).

Other than as described above, the terms of the Amended Nomura Facility remain substantially the same as the April 2016 Facility.

The disclosures herein regarding the Amendment Agreement do not purport to be complete and are qualified in their entirety to the full text of the Amendment Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The disclosures herein regarding the Original Facility, the Guaranty and the April 2016 Facility do not purport to be complete and are qualified in their entirety by the full text of the Original Facility and Guaranty, which were filed as Exhibits 10.1 and 10.2 to the Company’s Form 10-Q for the quarter ended March 31, 2015 filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2015, and the full text of the loan and security agreement for the April 2016 Facility, which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on April 13, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Credit and Security Agreement, dated April 6, 2017, between RESI TL1 Borrower, LLC; American Money Management Corporation, as Agent; and each Lender named a party thereto.
10.2
Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of April 6, 2017, among Nomura Corporate Funding Americas, LLC, and ARLP REO I, LLC, on behalf of itself and with respect to QRS Series of ARLP REO I, LLC and TRS Series of ARLP REO I, LLC, ARLP REO II, LLC, on behalf of itself and with respect to QRS Series of ARLP REO II, LLC and TRS Series of ARLP REO II, LLC, ARLP REO III, LLC, on behalf of itself and with respect to QRS Series of ARLP REO III, LLC and TRS Series of ARLP REO III, LLC, ARLP REO IV, LLC, on behalf of itself and with respect to QRS Series of ARLP REO IV, LLC and TRS Series of ARLP REO IV, LLC, ARLP REO V, LLC, on behalf of itself and with respect to QRS Series of ARLP REO V, LLC and TRS Series of ARLP REO V, LLC, ARLP REO VI, LLC, on behalf of itself and with respect to QRS Series of ARLP REO VI, LLC and TRS Series of ARLP REO VI, LLC, ARLP REO VII, LLC, on behalf of itself and with respect to QRS Series of ARLP REO VII, LLC and TRS Series of ARLP REO VII, LLC and ARLP REO 400, LLC, on behalf of itself and with respect to QRS Series of ARLP REO 400, LLC and TRS Series of ARLP REO 400, LLC and ARLP REO 500, LLC, on behalf of itself and with respect to QRS Series of ARLP REO 500, LLC and TRS Series of ARLP REO 500, LLC and each other Delaware limited liability company that is organized in series that may be subsequently added as a party thereto.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Residential Corporation

April 12, 2017	By:	/s/ Robin N. Lowe
Robin N. Lowe
Chief Financial Officer